Exhibit 99.1
Pitney Bowes Inc. Commences Cash Tender Offers for Two Series of Notes

STAMFORD, Conn., November 21, 2025 - Pitney Bowes Inc. (NYSE:PBI) (“Pitney Bowes” or the “Company”) today announced the commencement of tender offers to purchase (each offer a “Tender Offer” and collectively, the “Tender Offers”), subject to certain terms and conditions, up to $75,000,000 aggregate principal amount (subject to increase or decrease by the Company, the “Maximum Tender Amount”) of its outstanding 6.70% Notes due 2043 (the “2043 Notes”) and 5.250% Medium-Term Notes due 2037 and (the “2037 Notes” and, together with the 2043 Notes, the “Notes”) at the prices set forth below.
The Tender Offers are scheduled to expire at 11:59 p.m., New York City time, on December 19, 2025 (the “Expiration Time”), unless extended or earlier terminated by the Company. The Tender Offers are being made pursuant to an Offer to Purchase dated November 21, 2025 (the “Offer to Purchase”), which sets forth a more detailed description of the Tender Offers. Holders of the Notes are urged to carefully read the Offer to Purchase before making any decision with respect to the Tender Offers.

The Company is offering to purchase up to $75,000,000 aggregate principal amount of the Notes, subject to the acceptance priority levels set forth in the table below (the “Acceptance Priority Levels”). As discussed in more detail in the Offer to Purchase, the Company reserves the right, but is under no obligation, to increase or decrease the Maximum Tender Amount, at any time, subject to compliance with applicable law.

The following table sets forth certain terms of the Tender Offers:

Dollars per $25 / $1,000 Principal Amount of Notes
Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding(1)	Acceptance Priority Level	Tender Offer Consideration(2)
6.70% Notes due 2043 5.250% Medium-Term Notes due 2037	724479506 72447XAB3	$425,000,000 $35,841,000	1 2	$21.25 $767.50

(1) As of the date of the Offer to Purchase.
(2)    Excludes accrued and unpaid interest from the applicable last interest payment date up to, but not including, the Settlement Date.

Subject to the terms and conditions of the Tender Offers, holders of the Notes who validly tender their Notes prior to the expiration of the Tender Offers will be eligible to receive the tender offer consideration set forth in the above table for each $25 principal amount of 2043 Notes and each

$1,000 principal amount of 2037 Note (the “Tender Offer Consideration”). Holders whose Notes are accepted for purchase will also receive accrued and unpaid interest up to, but not including, the Settlement Date.

Holders of the Notes described in the table below may withdraw their validly tendered Notes at any time at or prior to 5:00 p.m., New York City time, on December 12, 2025 (the “Withdrawal Deadline”), unless extended by the Company.

The Company will purchase any Notes that are validly tendered and not validly withdrawn prior to the Withdrawal Deadline, up to the Maximum Tender Amount and subject to the satisfaction and waiver of all conditions to the Tender Offers, promptly following the Expiration Time (the “Settlement Date”). The Settlement Date will occur promptly following the Expiration Time and is currently expected to be on December 23, 2025, assuming all conditions to the Tender Offers have been satisfied or waived. The amounts of each series of Notes that are purchased on the Settlement Date will be determined in accordance with the Acceptance Priority Levels, with 1 being the highest Acceptance Priority Level and 2 being the lowest Acceptance Priority Level.

The Company currently intends to finance the purchase of Notes tendered in the Tender Offers with cash on hand. The obligation of the Company to accept for purchase and to pay the Tender Offer Consideration and the accrued and unpaid interest on the Notes pursuant to the Tender Offers is not subject to any minimum tender condition, but is subject to the Maximum Tender Amount, the application of the Acceptance Priority Levels and the satisfaction or waiver of certain conditions described in the Offer to Purchase. The Tender Offers may be amended, extended, terminated or withdrawn.

The Company has agreed, upon consummation of the Tender Offers, to pay a soliciting dealer fee equal to $0.125 for each $25 principal amount of 2043 Notes and $5.00 for each $1,000 principal amount of 2037 Notes, in each case, that are validly tendered pursuant to the Tender Offers to retail brokers that are appropriately designated by their beneficial holder clients to receive this fee, provided that such fee will only be paid with respect to tenders by beneficial holders whose aggregate principal amount of Notes is $250,000 or less.

The Company has retained BofA Securities to serve as Dealer Manager for the Tender Offers. Global Bondholder Services Corporation has been retained to serve as the Information Agent and Tender Agent for the Tender Offers. Questions regarding the Tender Offers may be directed to BofA Securities at debt_advisory@bofa.com or by calling toll-free at (888) 292-0070 or collect at (646) 743-0698. The Offer to Purchase may be obtained by calling Global Bondholder Services Corporation at (855) 654-2014 (toll-free) or (212) 430-3774 (collect for banks and brokers) or by visiting www.gbsc-usa.com/pitneybowes.

The Company is making the Tender Offers only by, and pursuant to, the terms of the Offer to Purchase. None of the Company, the Dealer Manager, the Information Agent and the Tender

Agent make any recommendation as to whether holders of the Notes should tender or refrain from tendering their Notes. Holders of the Notes must make their own decision as to whether to tender Notes and, if so, the principal amount of the Notes to tender. The Tender Offers are not being made to holders of the Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offers to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any securities nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a technology-driven products and services company that provides digital shipping solutions, mailing innovation, and financial services to clients around the world – including more than 90 percent of the Fortune 500. Small businesses to large enterprises, and government entities rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements, and financial results, visit www.pitneybowes.com/us/newsroom. For additional information, visit Pitney Bowes at www.pitneybowes.com.

Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the timing and completion of the Tender Offers. Words such as “estimate,” “believe,” “expect,” “anticipate,” “intend” and similar expressions may identify such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments or events may differ materially from those in the forward-looking statements as a result of various factors, including financial community perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the other factors as more fully outlined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other reports filed with the Securities and Exchange Commission during 2025.

Contacts:

For Investors:

Alex Brown
investorrelations@pb.com

For Media:
Longacre Square Partners
Joe Germani / Ashley Areopagita
jgermani@longacresquare.com / aareopagita@longacresquare.com